EXHIBIT 99.1

FORM OF REVOCABLE PROXY

THE BANK OF KENTUCKY FINANCIAL CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

[                                      ], 2015

The undersigned hereby appoints [Barry G. Kienzle, Herbert H. Works and Robert W. Zapp], or any of them, with full powers of substitution and resubstitution, to act as proxy or proxies for the undersigned to vote all shares of common stock of The Bank of Kentucky Financial Corporation (“BKYF”) that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on [                        ], 2015, at [        ], local time, at [        ], and at any and all adjournments thereof (the “Meeting”), as directed on the reverse side of this card.

If you are a shareholder of record, you may have your shares of BKYF common stock voted on the matters to be presented at the special meeting in the following ways:

•	by completing, signing, dating and returning this proxy card in the accompanying prepaid reply envelope; or

•	in person—you may attend the special meeting and cast your vote there.

The Board of Directors recommends a vote “FOR” Proposal I: the approval of the Agreement and Plan of Merger, dated as of September 5, 2014 (the “Merger Agreement”), by and between BB&T Corporation (“BB&T”) and BKYF; “FOR” Proposal II: the approval, on an advisory (non-binding) basis, of certain compensation arrangements for BKYF’s named executive officers in connection with the merger contemplated by the Merger Agreement; and “FOR” Proposal III: the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE OF THIS CARD, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS I, II AND III. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BKYF.

This Proxy shall be deemed terminated and of no further force and effect if the undersigned attends and votes in person at the Meeting or gives written notice of revocation or submits a later-dated proxy received by BKYF before the Meeting.

(PLEASE VOTE AND SIGN ON REVERSE SIDE.)

A. Proposals — The Board of Directors recommends a vote FOR Proposals I, II and III.

I.	The approval of the Merger Agreement between BB&T and BKYF.

☐ FOR ☐ AGAINST ☐ ABSTAIN

II.	The approval, on an advisory (non-binding) basis, of certain compensation arrangements for BKYF’s named executive officers in connection with the merger contemplated by the Merger Agreement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

III.	The adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement.

☐ FOR ☐ AGAINST ☐ ABSTAIN

Date , 2015

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

B. Non-Voting Items

Name Change? ☐	NO. OF SHARES

Indicate changes below:

Signature	Date

Signature (Joint Owners)	Date